     As filed with the Securities and Exchange Commission on December 21, 1999
                                               Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                          --------------------------
                          SOMERA COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)

               Delaware                                77-0521878
    -----------------------------     ------------------------------------------
       (State of Incorporation)         (I.R.S. Employer Identification Number)

                             5383 Hollister Avenue
                        Santa Barbara, California 93111
                   (Address of Principal Executive Offices)
                          --------------------------
                            1999 STOCK OPTION PLAN
                           1999 DIRECTOR OPTION PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)
                           --------------------------
                                 Dan Firestone
                            Chief Executive Officer
                          Somera Communications, Inc.
                             5383 Hollister Avenue
                        Santa Barbara, California 93111
                    (Name and address of agent for service)
                                (805) 681-3322
         (Telephone number, including area code, of agent for service)
                           --------------------------
                                   Copy to:
                               Jeffrey D. Saper
                    WILSON SONSINI GOODRICH & ROSATI, P.C.
                              650 Page Mill Road
                         Palo Alto, California  94304
                           Telephone: (650) 493-9300

================================================================================

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                           Amount     Proposed Maximum      Proposed Maximum
          Title Securities to              to be       Offering Price      Aggregate Offering        Amount of
             be Registered               Registered     Per Share (1)             Price           Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under the        3,093,343         $ 9.67( 1)              $29,912,627        $ 7,897.00
  1999 Stock Option Plan                   3,656,657          13.88 (2)               50,754,400         13,400.00
 ------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under the          300,000         $13.88                  $ 4,164,000        $ 1,100.00
  1999 Director Option Plan
Common Stock to be issued under the          300,000         $11.80 (3)              $ 3,540,000        $   935.00
  1999 Employee Stock Purchase Plan
-------------------------------------------------------------------------------------------------------------------
TOTAL:                                     7,350,000                                 $90,453,027        $23,881.00
===================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the weighted average price of the outstanding options as of December 15, 1999.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low prices per share of the Common Stock as reported on The Nasdaq National Market on December 15,1999.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the average of the high and low prices per share of the Common Stock as reported on The Nasdaq National Market on December 15, 1999.

================================================================================

                          SOMERA COMMUNICATIONS, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The Company's Registration Statement on Form S-1 (File No. 333-86927) as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's initial public offering of its Common Stock.

     2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-27843) filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities.
           -------------------------

     Not applicable.

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

     Not applicable.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

     The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its directors and officers.

     The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

     Delaware law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to foregoing provisions and agreements, the Company has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.
           ------------------------------------
     Not applicable.

Item 8.    Exhibits.
           --------
  Exhibit                                   Description
   Number
------------  ----------------------------------------------------------------
    5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
   10.2*      1999 Stock Option Plan and form of agreements thereunder
   10.3*      1999 Employee Stock Purchase Plan
   10.4*      1999 Director Option Plan and form of agreements thereunder
   23.1       Consent of PricewaterhouseCoopers LLP
   23.2       Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
              Exhibit 5.1)
   24.1       Power of Attorney (see page II-5)
--------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-86927) filed with the Commission on September 10, 1999, as amended.

Item 9.    Undertakings.
           ------------

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on December 21, 1999.

                              Somera Communications, Inc.

                              By:   /s/   DANIEL A. FIRESTONE
                                    -------------------------
                                    Daniel A. Firestone, President and Chief
                                    Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel A. Firestone and Gary J. Owen, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on December 21, 1999 by the following persons in the capacities indicated.

               Signature                                                Title
---------------------------------------  ---------------------------------------------------------------------
/s/ DANIEL A. FIRESTONE                  President, Chief Executive Officer and Chairman of the Board
---------------------------------------  (Principal Executive Officer)
Daniel A. Firestone

/s/ GARY J. OWEN                         Chief Financial Officer (Principal Financial and Accounting Officer)
---------------------------------------
Gary J. Owen

/s/ GIL VARON                            Director
---------------------------------------
Gil Varon

/s/ WALTER G. KORTSCHAK                  Director
---------------------------------------
Walter G. Kortschak

/s/ PETER Y. CHUNG                       Director
---------------------------------------
Peter Y. Chung

/s/ BARRY PHELPS                         Director
---------------------------------------
Barry Phelps

                               INDEX TO EXHIBITS


  Exhibit
   Number                         Description
 -----------   ----------------------------------------------------------------
     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
    10.2*      1999 Stock Option Plan and form of agreements thereunder
    10.3*      1999 Employee Stock Purchase Plan
    10.4*      1999 Director Option Plan and form of agreements thereunder
    23.1       Consent of PricewaterhouseCoopers LLP
    23.2       Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
               Exhibit 5.1)
    24.1       Power of Attorney (see page II-5)
--------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-86927) filed with the Commission on September 10, 1999, as amended.